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                                                                     EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated August 8, 2002 on the consolidated financial statements of Peoples Ohio Financial Corporation, as of June 30, 2002 and 2001 and for the years then ended which report and financial statements are contained in the Annual Report on Form 10-K for the fiscal year ended June 30, 2002, in the Registration Statement on Form S-8 previously filed by Peoples Ohio Financial Corporation on February 21, 2002.



                                                   /s/ BKD, LLP
                                                   ------------------------
                                                       BKD, LLP



Cincinnati, Ohio
September 24, 2002